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                                                                    EXHIBIT (4c)

                                                                  EXECUTION COPY

              ISSUING AND PAYING AGENCY AGREEMENT

          THIS AGREEMENT, dated as of February 1, 1990 by and between BRUSH WELLMAN INC., an Ohio corporation, (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Issuing and Paying Agent"), in connection with the issuance and payment of the Notes referred to in this Agreement.

                              W I T N E S S E T H :

                                    SECTION 1

Appointment of Paying Agent

          The Company hereby designates the Issuing and Paying Agent as depository for the safekeeping of its Notes deposited with the Issuing and Paying Agent by the Company, and to act as agent of the Company in respect to the preparation, delivery and payment of such Notes. Attached hereto as Exhibit A is a copy of the corporate resolutions of the Company authorizing this Agreement.

                                    SECTION 2

Issuance of Notes

          The Company proposes to issue and sell, from time to time, Medium-Term Notes (the "Notes") having maturities of 9 months to 30 years from their dates of issue as selected by


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the purchaser and agreed to by the Company up to an aggregate principal amount outstanding of $75,000,000. The Company has appointed Shearson Lehman Hutton Inc. and McDonald & Company Securities, Inc. its agents for offering such Notes (the "Agents").

                                    SECTION 3

Description of Notes

          Each Note will be signed manually by any two officers of the Company who shall be any two of the chief financial officer, any assistant treasurer and any other officer of the Company designated in writing by the chief financial officer of the Company to the Issuing and Paying Agent (an "Authorized Representative"). The Notes shall be substantially in the forms set forth in Exhibit B hereto and shall have a maturity of not less than 9 months from date of issue and not more than 30 years from date of issue, and shall be issued in denominations of $500,000.00 and larger denominations in integral multiples of $1,000.


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                                    SECTION 4

Completion, Authentication and Delivery of Notes

a. The procedures for completion, authorization, delivery and settlement of the Notes will be as set forth herein and in the Administrative Procedures attached as Exhibit C hereto.

b. From time to time, the Issuing and Paying Agent shall receive instructions by telecopy (or other acceptable written means) from an Authorized Representative regarding the completion and delivery of some, or all of the Notes. Such instructions shall include:

      (i) the name of the person in whose name a Note is to be registered (such person shall be sometimes hereinafter referred to as the "Registered Owner");

     (ii) the address of the Registered Owner;

    (iii) the address of the Registered Owner for interest payments, if different from (ii) above;

     (iv) the taxpayer identification number of the Registered Owner;

      (v) the principal amount of such Note;

     (vi) the interest rate to be borne by such Note;

   (vii)  the date of maturity of such Note;

   (viii) the issue date ("Settlement Date") of such Note;
          and

     (ix) delivery instructions.

At such time the Company shall also deliver to the Issuing and Paying Agent Notes complying with such instructions executed by any two Authorized Representatives.

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c.    Upon receipt of such instructions, the Issuing and

      Paying Agent shall:

      (i) cause each Note to be manually authenticated by any one of the officers of the Issuing and Paying Agent duly authorized for such purpose; and

     (ii) deliver each Note to the presenting Agent or its designee, which delivery shall be against a signed, time stamped receipt on the Settlement Date as herein provided or as otherwise provided in such instructions.

d. Instructions regarding the Note and the completed Note must be received by the Issuing and Paying Agent not later than 3:00 p.m., New York City time, on the business day next preceding the date on which delivery for the Note is to occur.

                                    SECTION 5

Delivery of the Notes

          The Issuing and Paying Agent shall deliver Notes to the Agent or its designees only against a signed, time stamped receipt. A Note shall be deemed to have been delivered if the Issuing and Paying Agent delivers such Note to the presenting Agent and receives such Agent's signed, timed stamped receipt for the delivery. Once the Issuing and Paying Agent has delivered a Note to an Agent against receipt, the Company shall bear the risk that such Agent fails to remit payment therefor or return same to the Issuing and Paying Agent.

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                                    SECTION 6

Calculation and Payment of Interest

          Interest payments on each Note will be made on the date specified in each Note and at maturity or redemption to the Registered Owner thereof.

          The procedures to be followed by each party hereto are set forth below:

      a. The Issuing and Paying Agent shall arithmetically determine the amount of interest due on each outstanding Note on each Interest Payment Date as set forth herein and shall notify the Company at least five days prior to any Interest Payment Date of the amount of interest payable on each of said Notes and the total amount of interest payable.

      b. The Company shall remit funds to the Issuing and Paying Agent in an amount sufficient to pay all interest due on the Notes in the manner hereinafter set forth in Section 8 hereof.

      c. Interest payments on each Note shall be made on each February 1 and August 1 and at maturity (each an "Interest Payment Date"), commencing with the Interest Payment Date next following the date of such Note; provided, however, that if any Note is dated between the Record Date (as hereinafter defined) next preceding an Interest Payment Date and such Interest Payment Date, the first payment of interest on such Note will be the next succeeding Interest Payment Date. Whenever any payment to be made under a Note is stated to be due on a date on which banks are not open for business in New York, New York, such payment shall be made on the next succeeding day on which banks are open for business in New York, New York. Interest on each Note will accrue from its original issue date as it appears on such Note or from the most recent Interest Payment Date to which interest has been paid. Interest (including payments for partial periods) will be calculated on the basis of a 360- day year of twelve 30-day months. All interest payments on any Note (other than interest due at maturity or upon redemption on a date other than an Interest Payment Date) will be payable by check of the Issuing and Paying Agent mailed on the Interest Payment Date to the person in whose name the Note is registered at the close of business on January

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          15 or July 15 as applicable, next preceding such February 1 or August
          1 (the "Record Date") at such holder's address as shown in the register referred to in Section 9, or at such other place in the United States as such holder shall designate to the Issuing and Paying Agent from time to time in writing; provided, however, that upon the written request of a registered holder of Notes of any series in an aggregate principal amount exceeding $1,000,000 received by the Issuing and Paying Agent prior to the Record Date for the applicable Interest Payment Date, payment of interest shall be made by wire transfer in immediately available funds into an account specified by such registered holder. Interest payable at maturity or early redemption, however, will be payable to the person to whom principal shall be payable. If the Issuing and Paying Agent mails or sends by wire transfer the interest payable on any Note to any address or account other than the one required hereunder, the Issuing and Paying Agent shall indemnify the Company from any loss, liability or expense arising therefrom.

      d. The Issuing and Paying Agent shall, at the expense of the Company, be responsible for withholding taxes, if any, on interest only to the extent that the Issuing and Paying Agent has been instructed by the Company or any governmental agency that any taxes should be withheld. The Issuing and Paying Agent shall, at the expense of the Company, solicit from Registered Owners information or other reports or returns necessary or required by law or regulation in connection with any federal or state requirements to report information or withhold for taxes.


                                    SECTION 7

Payment of Principal

          Subject to receipt of funds as provided in Section 8 hereof and upon presentation of an appropriate Note, payment of principal and interest due at maturity or upon redemption for each Note will be made upon surrender of such Note at the office of the Issuing and Paying Agent located at 30 West Broadway, New York, New York 10015 (or at such other location as the Company shall have previously notified the


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registered holder of such Note) in immediately available funds. The Issuing and
Paying Agent will mark the Note "CANCELLED" and remit it directly to the Company. Interest will cease to accrue upon a Note after the date on which it is stated to mature or on which it has been called for redemption (so long as funds sufficient for the payment thereof have been deposited with the Issuing and Paying Agent).

            The Issuing and Paying Agent shall provide the Company by the 15th of each month with a list of the principal and interest to be paid on Notes maturing or being redeemed in the next succeeding month. At the request of the Company, the Issuing and Paying Agent shall render to the Company semi-annual and annual statements (or more frequently at the reasonable request of the Company) of receipt and disbursement of the funds received by the Issuing and Paying Agent.

                                    SECTION 8

Deposit of Funds

            The Company shall, on or prior to each Interest Payment Date, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay all interest due on outstanding Notes on such Interest Payment Date and shall, on or prior to each maturity or redemption date of any Note, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay the principal

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of any such Note and interest accruing thereon to the maturity date or redemption date.

Defeasance

           At the Company's option, the Company shall be deemed to have been discharged from its obligations with respect to the Notes upon satisfaction of the applicable conditions set forth below:

           (1) the Company shall have deposited or caused to be deposited irrevocably with the Issuing and Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Issuing and Paying Agent, to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding Notes on such dates that such installments of interest or principal and premium are due;

           (2) such deposit will not result in a breach or violation of or constitute a default under this Agreement or any other agreement or instrument to which the Company is a party or by which it is bound;

           (3) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 18 (1) (e) or Section 18 (1) (f) shall have occurred and be continuing on the 91st day after such date; and

           (4) the Company shall have delivered to the Issuing and Paying Agent an opinion of counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or similar IRS pronouncement or that there has been a change in law in either case with the result that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or discharge.

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         "U.S. Government Obligations" means (i) direct obligations of the
United States for which its full faith and credit are pledged for the full and timely payment thereof, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii), which obligations are held by a custodian in safekeeping on behalf of such certificates or receipts.

                                    SECTION 9

Registration; Transfer

a. The Issuing and Paying Agent shall maintain a register in which it shall register the names, addresses and taxpayer identification numbers of the holders of the Notes and shall register the transfer of Notes. Such register shall be open to the Company for inspection and copying upon request.

b. A Note may be transferred only by surrender of the Note for registration of transfer at the office of the Issuing and Paying Agent referred to below (or at such other location as the Company shall have previously notified the registered holder of the Note), duly endorsed or accompanied by a written instrument of


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      transfer in form satisfactory to the Issuing and Payment Agent duly executed by the registered holder, and thereafter a new Note in the same principal amount will be issued to the designated transferee. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. No transfer of any Note shall be made if such transfer would not comply with the restrictions on transfer contained in such Note.

c. Each Note shall bear an original issue date which, with respect to any Note (or portion hereof), shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note regardless of the date of issuance of any such subsequently issued Note.

d. Each Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denominations, each with a minimum denomination of $500,000 and larger denominations in integral multiples of $1000, as requested by the Holder surrendering the same at the Issuing and Payment Agent's offices.

                                   SECTION 10

Persons Deemed Owners

           Prior to due presentment of a Note for registration of transfer, the Company, and any agent of the Company may treat the person in whose name such
Note is registered as the

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owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, nor the Issuing and Payment Agent (nor any agent of the Company) shall be affected by notice to the contrary.

                                   SECTION 11

Mutilated, Lost, Stolen or Destroyed Notes

           In case any Note shall become mutilated or destroyed, lost or stolen, the Company shall execute and upon its request the Issuing and Payment Agent shall authenticate and deliver, a new Note of like tenor and principal amount having a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Issuing and Payment Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Issuing and Payment Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Issuing and Payment Agent may authenticate any such substituted Note and deliver the same upon the written request or authorization of an officer of the Company. Upon the issuance of any substituted Note, the Company may require the holder thereof to pay a sum

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sufficient to cover any expense connected therewith. In case any Note which has matured or has been redeemed or is about to mature or to be redeemed shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note if the applicant for such payment shall furnish the Issuing and Paying Agent with such mutilated
Note) if the applicant for such payment shall furnish the Company and the Issuing and Payment Agent with such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Note and of the ownership thereof. All applications under this Section shall be processed by the Issuing and Paying Agent.

                                   SECTION 12

Return of Unclaimed Funds

        Any money deposited with the Issuing and Paying Agent and remaining unclaimed for two years after the date upon which the last payment of principal or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Company by the Issuing and Paying Agent on demand, and the holder of any Note to which such deposit is related who is entitled to receive payment shall thereafter look only to the Company for the payment

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thereof and all liability of the Issuing and Paying Agent with respect to such money shall thereupon cease.

          The Issuing and Paying Agent shall not invest any money deposited by the Company with the Issuing and Paying Agent.

                                   SECTION 13

Resignation or Removal of Paying Agent

          The Issuing and Paying Agent may at any time resign from its duties hereunder by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than sixty days after the giving of such notice to the Company. The Issuing and Paying Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Upon such resignation or removal, the Issuing and Paying Agent shall transfer to the successor Issuing and Paying Agent all moneys held by it hereunder and unissued Notes. If such successor agent has not been appointed by that time, the Issuing and Paying Agent shall hold such money and any unissued Notes until such successor Issuing and Paying Agent is appointed but that shall be the sole surviving responsibility of the Issuing and Paying Agent under this Agreement. Any termination or resignation hereunder shall not affect the Issuing and Paying Agent's rights to the payment of fees

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earned or charges incurred through the effective date of such resignation or termination, as the case may be.

          Until the principal of, and interest on, the Notes shall have been paid in full to the Registered Owners thereof, the Company shall take the necessary action so that there shall at all times be an Issuing and Paying Agent having offices in New York City. In case the Issuing and Paying Agent shall resign or be removed, the Company shall appoint a successor Issuing and Paying Agent, effective as of the date of such resignation or removal, which successor Issuing and Paying Agent shall be a bank or trust company organized and doing business under the laws of any state or the United States of America, authorized under applicable laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000 as of its most recent fiscal year end.

                                   SECTION 14

Reliance on Instructions; Opinion of Counsel

          Telephone instructions given by an Authorized Representative to the Issuing and Paying Agent will be electronically voice-recorded by the Issuing and Paying Agent and the Company hereby consents to such recording. Should any discrepancy develop with respect to such telephone instructions, the instructions as repeated by the Issuing and Paying Agent will be deemed the controlling and proper instructions. The Issuing and Paying Agent shall incur no liability to the Company in acting hereunder upon telephonic

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or other instructions contemplated hereby which the recipient thereof believed in good faith to have been given by an Authorized Representative. Should the Issuing and Paying Agent at any time request or receive an opinion of its counsel (which includes in-house counsel) concerning its duties hereunder, it shall be free to rely in good faith upon the advice contained in such opinion and shall be relieved of any liability under this Agreement in so relying.

                                   SECTION 15

Cancellation of Unissued Notes

          Promptly upon the written request of the Company, the Issuing and Paying Agent shall cancel and return to the Company all unissued Notes in its possession.

                                   SECTION 16

Representation and Warranties of the Company

          Each instruction given to the Issuing and Paying Agent in accordance with Section 4 hereof with respect to any Note shall constitute a representation and warranty to the Issuing and Paying Agent by the Company that the issuance and delivery of such Note have been duly and validly authorized by the Company and that once completed, authenticated, delivered and paid for pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Company. The Company further warrants that it is free to enter into this Agreement and to perform the terms hereof.

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                                   SECTION 17

Maintenance of Corporate Existence

          The Company covenants, for benefit of the Registered Owners from time to time of the Notes, that it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it, except that the Company may
(i) sell or otherwise transfer all or substantially all of its assets to, or consolidate with or merge into, another corporation, or (ii) permit one or more corporations or any other organizations to consolidate with or merge into it, or
(iii) acquire all or substantially all of the assets of one or more corporations or any other organization; provided, that (a) the surviving, resulting or transferee corporation, as the case may be, is incorporated under the laws of the United States of America or any state thereof and assumes in writing all of the obligations of and restrictions on the Company hereunder and under the Notes, and (b) after giving effect to such sale, transfer, consolidation or merger, no Event of Default (as defined in Section 18) or event which, with the giving of notice, the passage of time or both would constitute an Event of Default, shall have occurred and be continuing.

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Limitation Upon Mortgages and Liens

          The Company will not at any time directly or indirectly create or assume and will not cause or permit any Subsidiary directly or indirectly to create or assume, otherwise than in favor of the Company or any Subsidiary, any mortgage, pledge or other lien or encumbrance upon any receivable or other asset or any interest it may have therein or of or upon any stock of any Subsidiary, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Notes and any other indebtedness of the Company then entitled thereto shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured, so as any such other obligations and indebtedness shall be so secured,; provided, however, that the foregoing covenant shall not be applicable to the following:

          (a) (i) any mortgage, pledge, inventory consignment or other lien or encumbrance on any receivable or other asset hereafter acquired or constructed by the Company or a Subsidiary, or any property on which any asset so constructed is located, and created prior to, contemporaneously with or within 180 days after, such acquisition or construction or the commencement of commercial operation of such asset to secure or provide for the payment of any part of the purchase price of such receivable or other asset or construction cost

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of such asset, or (ii) the acquisition by the Company or a Subsidiary of any receivable or other asset subject to any mortgage, pledge, or other lien or encumbrance upon such receivable or other asset, (iii) any mortgage, pledge or other lien or encumbrance on any receivable or asset owned by any corporation or other entity which existed on or prior to the date such corporation or entity was acquired by the Company, or (iv) any conditional sales agreement or other title retention or security agreement with respect to any receivable or other asset hereafter acquired or any asset hereafter constructed; provided that the lien of any such mortgage, pledge or other lien does not spread to any receivable or other asset owned prior to such acquisition or construction or to any receivable or other asset thereafter acquired or constructed other than additions or substitutions to such acquired or constructed receivable or other asset and other than property on which any asset so constructed is located, and provided, further, that if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or an affiliate of the Company) for the financing of the acquisition or construction of any asset is made prior to, contemporaneously with or within the 180 day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this subsection (a) whether or not created or assumed within such period;

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           (b) any mortgage pledge or other lien or encumbrance created for the sole purpose of extending, renewing or refunding any mortgage, pledge, lien or encumbrance permitted by subsection (a) of this Section; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding mortgage, pledge, lien or encumbrance shall be limited to all or any part of the same receivable or other asset that secured the mortgage, pledge or other lien or encumbrance extended, renewed or refunded;

           (c) liens for taxes or other assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith and, in the latter case, against which an adequate reserve has been established; pledges or deposits to secure public or statutory obligations or to secure performance in connection with bids or contracts; materialmen's, mechanics', carrier's, workmen's, repairmen's or other like liens, or deposits to obtain the release of such liens; deposits to secure surety, stay, appeal or custom bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; licenses or leases or patents, trademarks or trade names; leases and liens, rights of reverter and other possessory rights of the lessor thereunder; zoning

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restrictions, easements, right-of-way or other restrictions on the use of real property or minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this subsection, the existence of which does not, in the opinion of the Company, materially impair the use by the Company or a Subsidiary of the affected receivable or other asset in the operation of the business of the Company or a Subsidiary, or the value of such receivable or other asset for the purposes of such business;

           (d) any mortgage, pledge or other lien or encumbrance on any receivable or other asset leased to or purchased by the Company or a Subsidiary securing, directly or indirectly, obligations issued by a State, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such receivable or other asset, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a)(1) of the Internal Revenue Code of 1986, as amended, and as in effect of the date hereof (or any successor to such provision as in effect at the time of the issuance of such obligations);

           (e) any mortgage, pledge or other lien or encumbrance not otherwise permitted under this Section, provided, however, the aggregate amount of indebtedness secured by all such mortgages, pledges, liens or

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encumbrances, together with the aggregate sale price of receivables and other assets involved in sale and leaseback transactions not otherwise permitted except under subsection (a) of Limitations Upon Sale and Leaseback Transactions does not exceed $25,000,000;

           (f) any consignment arrangement, mortgage, pledge or other lien or encumbrance upon or relating only to Precious Metals used or usable by the Company or any Subsidiary in its business (as used herein, the term "Precious Metals" shall include gold, silver, platinum and palladium, but shall not include beryllium); and

           (g) any pledge or other lien or encumbrance upon any receivable of any Subsidiary, the domicile of which is not located in the United States, which was created in connection with a factoring or similar arrangement.

Limitations Upon Sale and Leaseback Transactions.

           The Company will not, and will not permit any Subsidiary to, sell or transfer (except to the Company or one or more Subsidiaries, or both) any receivable or other asset owned by it with the intention of taking back a lease of such receivable or other asset other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by the Company or such Subsidiary of such receivable or other asset will be discontinued on or before the expiration of such period unless either:

           (a) the sum of the aggregate sale price of receivables and other assets involved in sale and leaseback

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transactions not otherwise permitted under this Section plus the aggregate amount of indebtedness secured by all mortgages, pledges, liens and encumbrances not otherwise permitted except under subsection (e) of Limitation upon Mortgages and Liens does not exceed $25,000,000; or

           (b) the Company within 120 days after the sale or transfer shall have been made by the Company or by any such Subsidiary applies an amount equal to the greater of (i) the net proceeds of the sale of the receivable or other asset sold and leased back pursuant to such arrangement or (ii) the fair market value of the receivable or other asset sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the directors of the Company) to the retirement of the Notes or other indebtedness maturing more than one year, or extendible at the option of the obligor to a date more than one year after the date of determination thereof ("Funded Debt"') of the Company ranking on a parity with the Notes; provided, however, that the amount required to be applied to the retirement of outstanding Notes or other Funded Debt of the Company pursuant to this clause (b) shall be reduced by (1) the principal amount of any Notes delivered within 120 days after such sale to the Issuing and Paying Agent for retirement and cancellation, and (2) the principal amount of any other Funded Debt of the Company ranking on a parity with the Notes voluntarily retired by the Company within 120 days after such sale, whether or not any such retirement of Funded Debt shall be specified as being made pursuant to this clause (b). Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision;

           (c) the net proceeds of the sale of the property leased pursuant to such arrangement are applied to the purchase of properties, facilities or equipment to be used for general operating purposes; or

           (d) such transaction was effected in conjunction with the issuance of bonds or notes the interest on which is excluded from gross income pursuant to
Section 103(a)(1) of the Internal Revenue Code of 1986, as amended, and as in effect on the date hereof (or any successor to such provision as in effect at the time of the issuance of such obligations).

           For purposes of the foregoing, "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                   SECTION 18

          1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default with respect to the Notes:

           a. a default in the timely payment of any principal due on any Note, either at maturity, upon any redemption, by declaration or otherwise;

           b. a default for thirty days in the payment of any interest due on any Note;

          c. the Company shall default in the due and punctual performance of any other covenant contained herein or in the Notes and such default continues for thirty days after written notice requiring the same to be remedied shall have been given to the Company by the Holder of any Note; provided that if such default is correctable but cannot be corrected within such thirty day period, it shall not constitute an Event of Default if (i) corrective action is instituted by the Company within such period and is diligently pursued until the default is corrected and (ii) such default is corrected within 180 days;

          d. (i) the Company shall fail to pay any portion of principal of or interest on any indebtedness for borrowed money of the Company having a principal amount in excess of $5,000,000 (other than the Notes) when due and payable (after giving effect to any applicable grace period) and such failure shall continue for a period of five days after written notice thereof to the Company by the holder of any Note, or (ii) any other event shall occur (other than by reason of prepayment of such indebtedness at the option of the Company) or condition shall exist and the effect of such other event or condition is to cause indebtedness for borrowed money having a principal amount of $5,000,000 of the Company to become due prior to its stated maturity and such indebtedness for borrowed money is not discharged or such acceleration is not otherwise cured, waived, rescinded or annulled for a period of thirty days after written notice thereof to the Company by the holder of any Note;

     e.   the Company shall:

                (A) admit in writing its inability to pay its debts generally as they become due, or

                (B) file a petition to be adjudicated a voluntary bankrupt in bankruptcy or a petition to otherwise take advantage of any State or Federal bankruptcy or insolvency law, or

                (C) make an assignment for the benefit of its creditors or seek a composition with its creditors, or

                (D) consent to the appointment of a receiver of itself, or its fees or charges, or of all or any substantial part of its property;

     f. the Company shall, upon an involuntary petition under any section or chapter of the Federal bankruptcy laws filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree (which order or decree shall continue unstayed and in effect for a period of 60 consecutive days) appointing a trustee or receiver (interim or permanent) or appointing the Company a debtor-in-possession, with or without its consent, or approving a petition filed against it seeking its reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

          g. a final judgment for the payment of money in excess of $5,000,000 shall be rendered against the Company and at any time after forty-five days from the entry thereof, (A) such judgment shall not have been discharged, or (B) the Company shall not have taken and be diligently prosecuting an appeal therefrom or from the order, decree or process upon which or pursuant to which such judgment shall have been granted or entered, and shall not have caused, within forty-five days, the execution of or levy under such judgment, order, decree or process or the enforcement thereof to have been stayed pending determination of such appeal.

          2. Acceleration of Maturity; Rescission of Declaration of Acceleration. If an Event of Default with respect to the Notes occurs and is continuing, then in every such case, the Holder of any Note then outstanding, by notice in writing to the Company, may declare the principal of such Note and the interest accrued thereon to be due and payable immediately. Upon any such declaration and notice, such principal amount shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to a Note has been made and before judgment or decree for payment of the money due has been obtained, the Holder of such Note may, by written notice to the Company and the Issuing and Paying Agent, rescind such declaration, and its consequences shall be rescinded and annulled with respect to such Note if:

          a. the Company has paid or deposited with the Issuing and Paying Agent a sum sufficient to pay:

               (i) all overdue interest on all Notes with respect to which an Event of Default has been declared; and

              (ii) the principal of any Notes with respect to which an Event of Default has been declared which have become due otherwise than by such declaration of acceleration and the interest accrued thereon;

          b. all Events of Default with respect to the Notes with respect to which an Event of Default has been declared, other than the nonpayment of the principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Clause (3) of this Section.

          The Issuing and Paying Agent shall, at the request of the Company, notify the Registered Owners of the Notes of such rescission.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          3. Waiver of Past Defaults. A Registered Owner of any Note may waive any past default hereunder and its consequences with respect to such Note.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement and such Note. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   SECTION 19

Fees

          For its services under this Agreement, the Company shall pay the Issuing and Paying Agent compensation as shall be mutually agreed upon.

                                   SECTION 20

Notices

          Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

          If to the Company:

               BRUSH WELLMAN INC.

               1200 Hanna Building
               Cleveland, Ohio 44115
               Attn: Chief Financial Officer
               Telephone: (216) 443-1000
               Facsimile: (216) 443-1161

          If to the Issuing and Paying Agent:

               Morgan Guaranty Trust Company of New York
               30 West Broadway
               New York, NY 10015
               Attn:  Corporate Trust Department
               Telephone:  (212) 587-6028
               Facsimile:  (212) 693-0534

                                   SECTION 21

Information Furnished by the Issuing and Paying Agent

          Upon the reasonable request of the Company, given in writing at any time and from time to time, the Issuing and Paying Agent shall promptly provide the Company with information with respect to Notes issued hereunder to the extent such information is reasonably available.

                                   SECTION 22

Liability

          Neither the Issuing and Paying Agent nor its officers or employees shall be liable to the Company for any act or omission hereunder except in the case of the Issuing and Paying Agent's gross negligence or willful misconduct or as described in the last sentence of Section 6 hereof. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement, and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its officers shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement (other than this Agreement) to which the Company is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement).

                                   SECTION 23

Indemnification

          The Company agrees to indemnify and hold harmless the Issuing and Paying Agent, its directors, officers and employees and agents from and against any and all liabilities, (including liability for penalties), losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including legal fees and expenses) relating to or arising out of or in connection with its or their performance under this Agreement, except to the extent that they are caused by the gross negligence or willful misconduct of the Issuing and Paying Agent. The foregoing indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone, telecopier or other electronically transmitted instructions, if authorized herein, received from or believed by the Agent in good faith to have been given by, an Authorized Representative. This indemnity shall survive the resignation or removal of the Agent and the satisfaction or termination of this Agreement.

                                   SECTION 24

Benefit of Agreement

          This Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

                                   SECTION 25

Governing Law

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.

                                   SECTION 26

Severability Clause

          In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SECTION 27

Effect of Headings

          The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

                                   SECTION 28

Amendments Without Consent of the Holders of the Notes

          (a) The Company and the Issuing and Paying Agent may from time to time and at any time enter into an amendment hereof for one or more of the following purposes:

          (1) to make such provision in regard to matters or questions arising under this Agreement as may be necessary or desirable, and not inconsistent with this Agreement or prejudicial to the interests of the holders of the Notes for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision;

          (2) to change or eliminate any of the provisions of this Agreement, provided that any such change or elimination shall become effective only when there is no Note outstanding created prior to the execution of such amendment which is entitled to the benefit of such provision;

          (3) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes;

          (4) to grant to or confer upon the Issuing and Paying Agent for the benefit of the holders of the Notes any additional rights, remedies, powers or authority;

          (5) to permit the Issuing and Paying Agent to comply with any duties imposed upon it by law; and

          (6) to make any other change that is not prejudicial to the Issuing and Paying Agent or the holders of the Notes, in the judgment of the Issuing and Paying Agent.

          (b) The Issuing and Paying Agent is hereby authorized to join with the Company in the execution of any such amendments to this Agreement, to make any further appropriate agreements and stipulations which may be therein contained, but the Issuing and Paying Agent shall not be obligated to enter into any such amendment which affects the Issuing and Paying Agent's own rights, duties or immunities under this Agreement or otherwise.

          (c) Any amendment to this Agreement authorized by this Section may be executed by the Company and the Issuing and Paying Agent without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 29.

          (d) The Issuing and Paying Agent shall be fully protected in relying upon any opinion of counsel delivered to and approved by it as conclusive evidence that (i) any amendment to this Agreement complies with the provisions of this Agreement and (ii) the Issuing and Paying Agent is authorized to execute such amendment.

                                   Section 29

Amendments With the Consent of the Holders of the Notes

          (a) With the consent of the holders of 66 2/3% in aggregate principal amount of the Notes at the time outstanding, the Company and the Issuing and Paying Agent may from time to time and at any time enter into an amendment to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment shall:

          (1) change the maturity date of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency in which the principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of the holders of the Notes to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note, in each case without the consent of the holder of each Note so affected; or

          (2) modify this section or reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment to this Agreement, without the consent of the holders of all of the Notes then outstanding.

          (b) Upon the request of the Company authorizing the execution of any such amendment to this Agreement, and upon providing of evidence satisfactory to the Issuing and Paying Agent of the requisite consent of Noteholders, the

Issuing and Paying Agent shall join with the Company in the execution of such amendment unless such amendment affects the Issuing and Paying Agent's own rights, duties or immunities under this Agreement or otherwise, in which case the Issuing and Paying Agent may in its discretion, but shall not be obligated to, enter into such amendment to this Agreement.

          (c) It shall not be necessary for the consent of the holders of Notes under this section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          (d) The Issuing and Paying Agent shall be fully protected in relying upon any opinion of counsel delivered to and approved by it as conclusive evidence that (i) any amendment to this Agreement complies with the provisions of this Agreement and (ii) the Issuing and Paying Agent is authorized to execute such amendment.

                                   SECTION 30

Notice of Redemption and Payment of Notes on Redemption

          (1) Notice of redemption to each holder of Notes to be redeemed as a whole or in part shall be given by the Company no less than 30 nor more than 60 days prior to the date fixed for redemption at the address of the Registered Owner on the register maintained by the Issuing and Paying Agent. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Note receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

           (2) Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Notes are to be redeemed, and shall state that payment of the redemption price of such Notes or portion thereof to be redeemed will be made on surrender of such Notes at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon will cease to accrue. If less than all the Notes are to be redeemed, the notice shall specify the Notes or portions thereof to be redeemed. In case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that, upon surrender of such Note, a new Note or Notes having the same terms in aggregate principal amount equal to the unredeemed portion thereof will be issued.

           (3) If at the time of the mailing of any notice of redemption the Company shall not have irrevocably directed the Issuing and Paying Agent to apply funds deposited with the Issuing and Paying Agent or held by it and available to be used for the redemption of Notes to redeem all the Notes called for redemption, such notice shall state that it is subject to the receipt of the redemption moneys by the Issuing and Paying Agent before the date fixed for redemption and that such notice shall be of no effect unless such moneys are so received before such date.

           (4) If notice of redemption shall have been given as provided in Section (1) above and the Company has deposited with the Issuing and Paying Agent prior to the redemption date an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes and interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall thereafter be deemed not to be entitled to any benefit under this Agreement except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. On presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

           (5) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, or if the

Company shall not have deposited with the Issuing and Paying Agent prior to the redemption date an amount sufficient to pay the redemption price of all Notes called for redemption, together with the interest accrued to the redemption date, the notice of redemption shall be ineffective and the principal on such Note shall continue to bear interest as if the notice of redemption had not been given.

          (6) Upon surrender of any Note redeemed in part only, the Company shall execute, and the Issuing and Paying Agent shall authenticate, deliver and register, a new Note or Notes of authorized denominations in aggregate principal amount equal to, and having the same terms, original issue date and the unredeemed portion of the Note so surrendered.

                                   SECTION 31

Notice to Rating Agencies

          So long as any Notes are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation, the Company agrees to give to such rating agency or agencies, as the case may be, prompt written notice of the appointment of any successor Issuing and Paying Agent and any material amendment to this Agreement.

                                   SECTION 32

Counterparts

          This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.

                              BRUSH WELLMAN INC.

                              By:/s/   Clark G. Waite
                                 ---------------------------------
                              Title: Senior Vice President
                                     and Chief Financial Officer

                              MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK

                              By:/s/
                                 ---------------------------------
                              Title: Assistant Vice President

                                                                       Exhibit A

                               Resolutions

                                                                       Exhibit B

                               Form of Notes

                                                                       Exhibit C

                           Administrative Procedures

RESOLVED, that the Corporation be and hereby is authorized to issue and sell unsecured Medium-Term Notes (the "Notes") in the aggregate principal amount of up to $75,000,000 pursuant to the terms of the proposed Private Placement Agreement between the Corporation, Shearson Lehman Hutton Inc. and McDonald & Company Securities, Inc. (the "Private Placement Agreement"); and

RESOLVED, that the actions of the officers of the Corporation in selecting Shearson Lehman Hutton Inc. and McDonald & Company Securities, Inc. as agents ("Agents") to solicit or receive offers to purchase the Notes be, and they hereby are, ratified, confirmed and approved as the acts and deeds of the Corporation; and

RESOLVED, that the Corporation be and hereby is authorized to enter into the Private Placement Agreement and that the form of the Private Placement Agreement presented to the Board at this meeting identified as STB Draft 10/20/89 (and hereby ordered filed with the records of this meeting) be, and it hereby is, authorized, approved and adopted, and that the Chairman, President and Chief Executive Officer or any Vice President (including any Senior vice President) of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver the Private Placement Agreement with such additions, deletions and modifications therein as any of them may approve, such execution and delivery conclusively to evidence the due authorization, execution and delivery thereof by the Corporation; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to do any and all things required to be done by the Corporation under the terms and provisions of the Private Placement Agreement; and

RESOLVED, that the form of Note attached as Exhibit B to the Issuing and Paying Agency Agreement (as hereinafter defined) be, and it hereby is, authorized, approved and adopted and that the Chief Financial Officer, any Assistant Treasurer and any officer of the Company designated in writing by the Chief Financial Officer, be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, from time to time to offer, sell, execute and deliver the Notes at such times, in such amounts, with such maturities, interest rates, redemption provisions and other terms, and to such persons, as they deem appropriate or desirable, such execution and delivery conclusively to evidence the due authorization, execution and delivery thereof by the Corporation; and

RESOLVED, that the actions of the officers of the Corporation in arranging for the creation, issuance and sale of the Notes, including the preparation, execution and delivery of documents in connection therewith, be, and they hereby are, ratified, confirmed and approved as the acts and deeds of the Corporation; and

RESOLVED, that the officers of the Corporation be authorized to select an issuing and paying agent (the "Issuing and Paying Agent") to act as depository for the safekeeping of the Notes and as agent to the Corporation in connection with the preparation, delivery and payment of the Notes; and

RESOLVED, that the Corporation be and hereby is authorized to enter into an Issuing and Paying Agency Agreement between the Corporation and the Issuing and Paying Agent (the "Issuing and Paying Agency Agreement") and that the form of the Issuing and Paying Agency Agreement presented to the Board at this meeting identified as STB Draft 10/20/89 (and hereby ordered filed with the records of this meeting) be, and it hereby is, authorized, approved and adopted, and that the Chairman, President and Chief Executive Officer or any Vice President (including any Senior Vice President) of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver the Issuing and Paying Agency Agreement with such additions, deletions and modifications therein as any of them may approve, such execution and delivery conclusively to evidence the due authorization, execution and delivery thereof by the Corporations and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, for and on behalf of the Corporation, to do any and all things required to be done by the Corporation under the terms and provisions of the Issuing and Paying Agency Agreement; and

RESOLVED, that the Corporation be and hereby is authorized to prepare a Private Placement Memorandum (the "Private Placement Memorandum") to be distributed by the Agents in connection with the solicitation of offers to purchase the Notes and that the draft of the Private Placement Memorandum presented to the Board at this meeting identified as STB Draft 10/20/89 (and hereby ordered filed with the records of this meeting) be, and it hereby is, authorized, approved and adopted, and the

Chairman, President and Chief Executive Officer and any Vice President (including any Senior Vice President) of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to deliver the Private Placement Memorandum to the Agents for distribution by them to potential purchasers of Notes with such additions, deletions and modifications therein as any of them may approve, such delivery conclusively to evidence the due authorization and approval thereof by the Corporation, and from time to time to amend the Private Placement Memorandum as they determine to be necessary and appropriate and to deliver the Private Placement Memorandum, as amended, to the Agents for distribution by them to potential purchasers of Notes, such delivery conclusively to evidence the due authorization and approval thereof by the Corporation; and

RESOLVED, that the Agents be, and each of them hereby is, authorized to (until their authority is revoked by an officer of the Company) use and distribute the Private Placement Memorandum, as the same may be amended or supplemented from time to time, to potential purchasers of Notes in connection with the solicitation of offers to purchase the Notes; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to do all acts that they deem necessary or appropriate, including, without limitation, the execution, acknowledgment, verification, delivery, filing and publishing of consents to, and appointments of statutory agents for, service of process, applications, reports, resolutions, and other documents in order to comply with the applicable blue sky or securities laws of all states of the United States of America and other jurisdictions in order to permit the offer and sale of the Notes, to register or qualify, or to have registered and qualified, the Notes and any of them for sale in such jurisdictions, and to maintain such registrations or qualifications in effect for as long as such officers deem to be in the best interests of the Corporation; and

RESOLVED, that if in any jurisdiction in which any application or statement regarding the sale of the Notes is filed, a prescribed form of resolution or resolutions is required, such resolution shall be deemed to have been, and hereby is, adopted; and the Secretary and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to certify the adoption of all such resolutions as though such resolutions were now adopted, all such resolutions to be inserted in the minute book of the Corporation and to be appropriately marked by one of such officers; and

RESOLVED, that the Chairman, President and Chief Executive Officer and any Vice President (including any Senior Vice President) of the Corporation be, and each of them hereby is, authorized to execute, deliver and file any and all such other notices or documents, and to do or cause to be done any and all such other acts and things, as they or any of them may deem necessary or appropriate in order to enable the Corporation to carry out the purposes and intent of the foregoing resolutions; and

RESOLVED, that notwithstanding anything herein to the contrary the authority of the officers of the Corporation to execute any of the Notes shall be conditioned upon the obtaining by the Company of an investment grade rating of the Notes from Standard & Poor's Corporation or Moody's Investors Service, Inc. satisfactory to each of the Chairman and President of the Corporation and the Chief Financial Officer of the Corporation.

RESOLVED, that each of the resolutions adopted by this Board of Directors on October 24, 1989 concerning the proposed issuance and sale of unsecured Medium-Term Notes is hereby amended so that each reference therein to the "Chairman, President and Chief Executive Officer" or to the "Chairman and President" be deleted and that in the place of such references the phrase "President and Chief Executive Officer" be inserted, all other provision of such resolutions remaining unchanged.

                                  FORM OF NOTE

Registered                                                      Principal Amount
Note Number:                                                    $_______________

                               BRUSH WELLMAN INC.

                                Medium-Term Note

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS PURCHASE OF THIS NOTE, THE PURCHASER AGREES THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF, AND THAT ANY RESALE OF THIS NOTE MAY BE MADE ONLY (A) TO A PLACEMENT AGENT OR THE COMPANY, (B) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL INVESTOR APPROVED AS AN ACCREDITED INVESTOR BY SUCH PLACEMENT AGENT, (C) DIRECTLY TO AN INSTITUTIONAL INVESTOR APPROVED AS AN ACCREDITED INVESTOR BY A PLACEMENT AGENT OR THE COMPANY OR (D) THROUGH A DEALER TO AN INSTITUTIONAL INVESTOR APPROVED AS AN ACCREDITED INVESTOR BY THE COMPANY IN A TRANSACTION APPROVED BY THE COMPANY; PROVIDED, HOWEVER, THAT SUCH RESTRICTIONS ARE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PROPERTY OF ANY PURCHASER SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS CONTROL.

                     Original
Issue Price          Issue Date           Interest Rate           Maturity Date
          %                                           %

Initial Redemption Date:

     IF APPLICABLE AS INDICATED ABOVE, THE REDEMPTION PRICE INITIALLY SHALL BE ___% OF THE PRINCIPAL AMOUNT OF THIS NOTE AND SHALL DECLINE AT EACH ANNIVERSARY OF THE INITIAL REDEMPTION DATE BY ___% OF SUCH PRINCIPAL AMOUNT UNTIL THE REDEMPTION PRICE IS 100% OF SUCH PRINCIPAL AMOUNT.

          On the Maturity Date specified above (the "Maturity Date") (except to the extent redeemed or repaid prior to the Maturity Date), for value received, Brush Wellman Inc., an Ohio corporation (the "Company"), promises to pay to ______________, or registered assigns, the principal amount of ______________ DOLLARS, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum set forth above on the unpaid principal amount hereof, from the Original Issue Date specified above (the "Original Issue Date") until the Principal Amount specified on the face hereof (the "Principal Amount") has been paid in full, in consecutive semi-annual payments on February 1 and August 1 in each year ("Interest Payment Dates") and on the Maturity Date, commencing with the first Interest Payment Date next succeeding the date hereof; provided, however, that if an Interest Payment Date is not a Business Day (as hereinafter defined), such Interest Payment Date shall be the following day that is a Business Day and provided further that if the Original Issue Date of this Note is after the Record Date (as hereinafter defined) pertaining to the first Interest Payment Date, interest accruing on this Note for the period beginning on the Original Issue Date and ending on, but excluding the first Interest Payment Date will be paid on the Interest Payment Date following the next succeeding Record Date to the registered owner of this Note on such next succeeding Record Date. Interest payable on any Interest Payment Date other than on the Maturity Date or upon redemption shall be payable to the person in whose name this Note is registered at the close of business on the fifteenth day (whether or not a Business Day (as hereinafter defined)) of the calendar month next preceding the calendar month in which an Interest Payment Date falls (each a "Record Date"). Interest payable on the Maturity Date or upon redemption shall be payable to the person to whom the principal of this Note shall be payable. This Note shall not bear interest after the Maturity Date.

          Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments of interest other than interest payable on the Maturity Date or upon redemption will be made by check mailed on the applicable Interest Payment Date to the person entitled thereto as provided above at such person's address shown in the register maintained by the Company at the offices of Morgan Guaranty Trust Company of New York, a New York banking corporation at 30 West Broadway, New York, New York 10015 or its successor as issuing and paying agent (the "Issuing and Paying Agent"), or, at the option of the registered holder hereof, at such other place in the United States of America as the registered holder hereof shall designate to the Issuing and Paying Agent in writing. Notices regarding changes of address shall be effective upon recordation in such register. Holders of Notes the aggregate principal amount of which exceeds $1,000,000 shall be entitled to receive payments of interest, other than interest payable on the Maturity Date or on redemption, in immediately available funds via wire transfer provided arrangements for such payment have been made with the Issuing and Paying Agent on or prior to the Record Date for the applicable Interest Payment Date. For purposes of this Note, "Business Day" shall mean any day that is not a Saturday or Sunday and that in New York, New York is not a day on which banking institutions are generally authorized or obligated by law to close. If the Maturity Date specified above is not a Business Day, the Maturity Date will be deemed to be the next succeeding Business Day.

          Reference is hereby made to the provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth on the face hereof.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company.

                             BRUSH WELLMAN INC.

                             By:
                                -----------------------------
                                Title:

                             By:
                                -----------------------------
                                Title:

This Note is not valid for any purpose unless the certificate of authentication hereon shall have been manually signed by Morgan Guaranty Trust Company of New York, as Issuing and Paying Agent.

Date:
Certificate of Authentication

Morgan Guaranty Trust Company of New York as Issuing and Paying Agent

By:
   --------------------------
       Authorized Officer

                             [REVERSE SIDE OF NOTE]

          The principal amount hereof and interest hereon due at maturity or upon redemption will be paid upon maturity or redemption in immediately available funds against presentation and surrender of this Note at the office of the Issuing and Paying Agent set forth on the face hereof, or at such other office or agency of the Company in New York City as the Company shall designate by written notice to the registered holder of this Note. Prior to due presentment of this Note for registration or transfer, the Company may treat the person in whose name this Note is registered as the owner of such Note for the purpose of receiving payments of principal and interest on this Note and for all other purposes whatsoever. The Company shall not be obligated to register any transfer made without compliance with the restrictions on transfer set forth on the face hereof.

          This Note is one of the Medium-Term Notes issued by the Company (the "Notes") and is authenticated pursuant to an Issuing and Paying Agency Agreement dated as of February 1, 1990 (the "Issuing and Paying Agency Agreement") between the Company and the Issuing and Paying Agent. Copies of the Issuing and Paying Agency Agreement are on file at the offices of the Issuing and Paying Agent.

          The interest payable hereon on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date to which interest has been paid, as the case may be, to, but excluding such Interest Payment Date.

          Unless specified on the face hereof, this Note is not redeemable or subject to prepayment. If specified on the face hereof, this Note may be redeemed in whole or in part at the option of the Company on any Business Day on or after the Initial Redemption Date specified on the face hereof, at the Redemption Price specified on the face hereof, together with interest accrued to the date of redemption. The Company shall give notice to the holder hereof of any redemption of this Note not less than 30 nor more than 60 days prior to the date fixed for such redemption by the Company. Such notice shall be mailed to the holder of this Note at its address last appearing in the register maintained by the Company with the Issuing and Paying Agent.

          The maturity of this Note may be accelerated in accordance with the provisions of the Issuing and Paying Agency Agreement upon the occurrence of any Event of Default (as defined in the Issuing and Paying Agency Agreement). Modification and amendment of the Issuing and Paying Agency Agreement may be effected by the Company and the Issuing and Paying Agent with the consent of the holders of 66 2/3% in principal amount of the outstanding Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (a) change the stated maturity of any installment of principal of, or interest on, any Note or any premium payable on the redemption thereof, or change the redemption price; (b) reduce the principal amount of, or the interest or premium payable on, any Note or reduce the amount of principal that could be declared due and payable prior to the stated maturity; (c) change the place or currency of any payment of principal of, or any premium or interest on, any Note; (d) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Note; (e) reduce the percentage in principal amount of outstanding Notes, the consent of the holders of which is required to modify or amend the Issuing and Paying Agency Agreement or to waive compliance with certain provisions of the Issuing and Paying Agency Agreement; or (f) modify the foregoing requirements. Modification and amendment of the Issuing and Paying Agency Agreement may be effected by the Company and the Issuing and Paying Agent without the consent of the holders to make other modifications, generally of a ministerial or immaterial nature.

          The Issuing and Paying Agency Agreement sets forth certain covenants relating to the maintenance of the Company's corporate existence and certain other covenants, the provisions of which are by this reference deemed incorporated herein as if set forth in full at this place.

          The Company covenants that until the principal of, and interest on, this Note shall have been paid in full to the registered owner hereof, there shall at all times be an Issuing and Paying Agent having offices in The City of New York. In case the Issuing and Paying Agent shall resign or be removed, the Company shall appoint a successor Issuing and Paying Agent, effective as of the date of such resignation or removal, which successor Issuing and Paying Agent shall be a bank or trust company organized and doing business under the laws of any state or the United States of America, authorized under applicable laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000 as of its most recent fiscal year end.

          At the Company's option, the Company shall be deemed to have been discharged from its obligations with respect to this Note upon the satisfaction of the applicable conditions set forth below:

          (1) the Company shall have deposited or caused to be deposited irrevocably with the Issuing and Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government

Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Issuing and Paying Agent, to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding Notes on such dates such installments of interest or principal and premium are due;

          (2) such deposit will not result in a breach or violation of or constitute a default under the Issuing and Paying Agency Agreement or any other agreement or instrument to which the Company is a party or by which it is bound;

          (3) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 18 (1) (e) or Section 18 (1) (f) of the Issuing and Paying Agency Agreement shall have occurred and be continuing on the 91st day after such date; and

          (4) the Company shall have delivered to the Issuing and Paying Agent an opinion of counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or similar IRS pronouncement or that there has been a change in law in either case with the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or discharge.

          "U.S. Government Obligations" means (i) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii), which obligations are held by a custodian in safekeeping on behalf of such certificates or receipts.

          Any money or U.S. Government Obligations deposited with the Issuing and Paying Agent and remaining unclaimed for two years after the date upon which the last payment of principal or interest on this Note shall have become due and payable, shall be repaid to the Company by the Issuing and Paying Agent on demand and the holder of this Note entitled to receive payment shall thereafter look only to the Company for the payment thereof and all liability of the Issuing and Paying Agent with respect to such money or U.S. Government Obligations shall thereupon cease.

          In the event that a Repurchase Event shall occur, each holder of Notes outstanding at the time of the occurrence of the applicable event described in
(A) of the definition of Repurchase Event shall have the right to require the Company to purchase such holder's Notes on the date (the "Date of Repurchase") that is 45 days after the occurrence of such Repurchase Event at a price equal to the Repurchase Price. The "Repurchase Price" means the aggregate principal amount of the Notes to be so purchased, together with accrued interest to the Date of Repurchase. A holder of Notes shall have the right to require the purchase of all or only a portion of such holder's Notes, provided that a holder shall have the right to require the purchase of less than all of such holder's Notes only if the Notes designated for purchase by such holder are in aggregate principal amounts of $1,000 (or any whole multiple thereof) and the aggregate principal amount of Notes to be held by such holder after the purchase by the Company is not less than $500,000.

          Within ten days after the occurrence of a Repurchase Event, the Company shall mail a notice of the occurrence of such Repurchase Event to all holders of Notes and the Issuing and Paying Agent. The notice shall state that a Repurchase Event has occurred, shall specify the date and nature thereof and shall set forth the Repurchase Price and the date before which a holder must notify the Company of such holder's intention to exercise the repurchase right, and the procedure which such holder must follow to exercise such right. To exercise the repurchase right the holder of Notes must deliver on or before the 30th day after the date of the Repurchase Event written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of such right and the principal amount of Notes as to which the holder is exercising such right, together with the Notes with respect to which the right is being exercised, duly endorsed for transfer. Once a holder has exercised his repurchase right in the manner provided above, such exercise is irrevocable.

          For purposes of this Note, the following terms shall have the following meanings:

          The term "Applicable Percentage" shall mean, (1) in the case of each distribution referred to in clause (A)(4) of the definition of Repurchase Event, the percentage determined as of the Calculation Date of each such distribution by dividing the aggregate fair market value (as determined in good faith by the directors of the Company, whose determination shall be conclusive and binding upon all holders of Notes) of such distribution, by the Current Market Price of all of the common shares of the Company outstanding on the day immediately prior to such Calculation Date and (2) in the case of each purchase or acquisition referred to in clause (A)(4) of the definition of Repurchase Event, the percentage determined as of the Calculation Date of each such purchase or acquisition by dividing all amounts expended by the Company, any Subsidiary or any ESOP (the amount expended, if other than in cash, to be determined in good faith by the directors of the Company, whose determination shall be conclusive and binding upon all holders of Notes) for the purchase or acquisition of any common shares of the Company, by the Current Market Price of all of the common shares of the Company outstanding on the day immediately prior to such Calculation Date.

          The term "Continuing Director" shall mean, with respect to any Note, a director of the Company who either (a) was director of the Company on the date of issuance of such Note or (b) became a director of the Company subsequent to the issuance of such Note and whose election or nomination for election by the shareholders of the Company was duly approved by the Continuing Directors who were at that time directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the directors of the Company, in which such individual was named as a nominee for director of the Company.

          The term "Current Market Price" shall mean the average of the daily closing prices (or, if none, the average of the last daily bid and asked prices) of the common shares of the Company as quoted by the primary securities exchange on which such shares are traded, or, if none, the primary inter-dealer quotation system which reports quotations for such shares, for the trading days during the period of 90 consecutive calendar days ending on the day immediately prior to the Calculation Date.

          The term "ESOP" means an Employee Stock Ownership Plan of the Company, as such term is defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

          The term "Investment Grade Rating" means a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody's or, upon any change in the rating categories of S&P or Moody's, the equivalent of such respective ratings by S&P or Moody's.

          The term "Moody's" means Moody's Investors Services, Inc. and its successors and assigns.

           The term "Repurchase Event" shall mean

           (A) the occurrence of any one or more of the following events:

           (1) the Company shall consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any person (other than to a Subsidiary of the Company);

           (2) any person (other than the Company, a Subsidiary or an employee benefit plan of the Company) shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of the Company and, as a result of such purchase or acquisition, such person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate (a) thirty percent (30%) or more of the common shares of the Company or (b) securities representing thirty percent (30%) or more of the combined voting power of the Company's voting securities then entitled to vote in elections of the directors of the Company, in each case outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition);

           (3) the Company purchases or otherwise acquires common shares of the Company, if, after giving effect to such purchase or acquisition, during the 365 day period immediately preceding such purchase or acquisition, the Company has acquired thirty percent (30%) or more of the common shares of the Company outstanding on the date of the first such purchase or acquisition during such period;

           (4) on any day (a "Calculation Date") (a) the Company shall make any distribution or distributions of cash, securities or other property (other than regular periodic cash dividends at a rate which is substantially consistent with past practice and other than any distribution of common shares or rights to acquire common shares to holders of common shares) whether by means of dividend, reclassification, recapitalization or otherwise, or (b) the Company, a Subsidiary or an ESOP shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of common shares of the Company, such that the sum of the Applicable Percentages of all such distributions, purchases and acquisitions contemplated by clauses

      (a) and (b) which have occurred on the Calculation Date and during the 365-day period immediately preceding the Calculation Date shall equal or exceed thirty percent (30%); or

           (5) Continuing Directors cease to constitute at least a majority of the directors of the Company;

           if, but only if;

           (B) during the period commencing with the first public announcement of the occurrence of such event or the intention to cause such event to occur and ending 90 days after the later of (a) such public announcement and (b) the occurrence of such event (which period shall, in either case, be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrading by Moody's or S&P), the rating assigned to the Notes is reduced by either Moody's or S&P from an Investment Grade Rating to a rating that is not an Investment Grade Rating.

           In the event that the Company becomes a Subsidiary of any other corporation, these provisions shall continue to be applied to the Company and shall also be applied to such other corporation, in the same manner, to the same extent and with the same effect as would be the case had they been applied to the Company.

           The term "S&P" shall mean Standard & Poor's Corporation and its successors and assigns.

           A corporation shall be a "Subsidiary" of another corporation if more than 50% of the outstanding stock of such corporation then entitled to vote in elections for its directors is owned, directly or indirectly, by such other corporation or by one or more Subsidiaries of such other corporation, or by such other corporation and by one or more Subsidiaries of such other corporation.

                               BRUSH WELLMAN INC.
                                    as Issuer

                                   $75,000,000
                                Medium-Term Notes

                            ADMINISTRATIVE PROCEDURES

       The administrative procedures and the specific terms of the offering of Medium-Term Notes (the "Notes") on a continuing basis by Brush Wellman Inc. (the "Company") pursuant to the Private Placement Agreement dated February 9, 1990 (the "Agreement") among the Company and Shearson Lehman Hutton Inc. and McDonald & Company Securities, Inc., as agents (each an "Agent" and collectively, the "Agents") are explained below. The Notes will be authenticated by Morgan Guaranty Trust Company of New York, as authenticating agent (the "Paying Agent"). The Paying Agent, as issuing and paying agent will make payments of semiannual interest on the Notes and payments of principal, premium, if any, and interest, if any, due at maturity or upon redemption of the Notes, and will act as transfer agent and registrar.

Maturities:                Maturities will be from 9 months
                           to 30 years from the date of
                           issue, as agreed upon in each case
                           by the purchaser and the Company.

Price to Public:           Each Note will be sold at 100% of
                           the principal amount, unless
                           otherwise agreed between the
                           purchaser and the Company.

Denominations:             The Notes will be issued in
                           denominations of $500,000 or any
                           amount in excess thereof which is
                           an integral multiple of $1,000.

Registration:              Notes will be issued only in fully
                           registered form.

Acceptance and             Unless otherwise agreed by the Company and the
 Rejection of              Agents, the Company will have the sole right
   Offers:                 to accept offers to purchase Notes and may reject any
                           offer in whole or in part. Unless otherwise instructed by the Company, the Agents will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it. The Company may reject any offer in whole or in part. Each Agent may reject any offer received by it in whole or in part in its discretion reasonably exercised.

Settlement:                The receipt of immediately
                           available funds by the Company in
                           payment for a Note shall, with
                           respect to such Note, constitute
                           "Settlement." All offers accepted
                           by the Company will be settled not
                           later than the fifth business day
                           next succeeding the date of
                           acceptance unless the Company and
                           any purchaser agree to settlement
                           on an earlier or later date.

Procedures for             The Company and the Agents will confer from time to
   Pricing:                time on the interest rates to be paid on the Notes.
                           If the Company should notify the Agents that it has determined to change such interest rates, the Agents will suspend their solicitation of offers until such time as the Company has advised the Agents of new interest rates. Upon receipt by the Agents of notification of the new interest rates, the Agents may resume their solicitation efforts.

                           Such notifications will be given by the Company by telephone, confirmed in writing, to the Agents at:
                           Shearson Lehman Hutton Inc. American Express Tower World Financial Center

                           New York, New York 10285
                           Attention:  Medium Term Note
                           Department, 9th Floor
                           Telephone:  (212) 640-8400
                           Telecopy:  (212) 528-7035; and

                           McDonald & Company Securities,
                           Inc.,
                           2100 Society National Building
                           Cleveland, Ohio 44114
                           Attention:  Corporate Finance
                                       Department
                           Telephone:  (216) 443-2791
                           Telecopy:  (216) 443-2688.

Settlement                 Settlement procedures with regard
Procedures:                to each Note sold by the Agents,
                           as agents, shall be as follows:

                               The Agent that has solicited the offer to purchase the Note will advise the Treasurer of the Company by facsimile (or other acceptable written means) of the following settlement information:

                               1.  Exact name of registered
                                   owner.

                               2.  Exact address of
                                   registered owner for
                                   interest payments and
                                   notices.

                               3.  Taxpayer identification
                                   number of registered
                                   owner.

                               4.  Principal amount of the
                                   Note.

                               5.  Interest rate.

                               6.  Sale date.

                               7.  Settlement date.

                               8.  Maturity date.

                               9.  The Agent's commission to
                                   be paid in the form of a
                                   discount upon settlement.

                               10. Proceeds to Company.

                                      11.  Redemption provisions and
                                           other economic provisions
                                           of the Notes, if any.

                   A. The Company will advise the Paying Agent of the foregoing information by facsimile (or other acceptable written means) for each such offer received by it, and will deliver to the Paying Agent completed and executed Notes, in time for the Paying Agent to authenticate and deliver the required Notes. If the Company rejects an offer, the Company will promptly notify the applicable Agent.

                   B. Upon receipt of the manually signed Notes, the Paying
                      Agent will distribute a preprinted 4- ply Note packet containing the following documents (or a 1-ply Note and 3 appropriately designated photocopies thereof) in forms approved by the Company, the Agents and the Paying Agent:

                   1. Note with form of customer confirmation attached.

                   2. Stub 1 -- For Paying Agent.

                   3. Stub 2 -- For applicable Agent.

                   4. Stub 3 -- For Company.

                   In the event the Agent refuses to accept and pay for such
                      Note because the Note was incorrectly prepared, the Agent shall not be required to credit the Company's account as provided below.

                   C. Upon instructions from the Company, the Paying Agent will deliver the Note (with the confirmation) and Stubs 1 and 2 to the Agent or to its representative designated in writing by the respective Agent (each a "Representative") at an office of the Agent or the Representative located in the borough of Manhattan and south of Chambers Street, and such Agent or its Representative will acknowledge receipt of the Note by stamping the delivery receipt (Stub 1) with the date and time received and returning it to the Paying Agent. Such delivery will be made upon confirmation to the Paying Agent from the Company of receipt by the Company of funds available for immediate use, in an amount equal to the principal amount of the Note, less the applicable commission or discount determined as provided in Exhibit A of the Agreement. In the event that the instructions given by any Agent for payment to the account of the Company are revoked pursuant to the provisions of these proceedings, the Company will as promptly as possible credit the account of such Agent designated by such Agent for such purpose in an amount of immediately available funds equal to the amount of such payment and will debit the account of the Company in like amount of funds.

                   D. An Agent or its representative will deliver the Note
                      (with confirmation) to the customer against payment in immediately available funds. In all cases, receipt by the customer of the Private Placement Memorandum, appropriately amended or supplemented, must accompany or precede any written offer to purchase the Note, delivery of the Note and confirmation and payment by the purchaser for the Note.

                          If an Agent is instructed by the purchaser to deliver the Note and confirmation to different locations, the Note and the confirmation will each be accompanied or preceded by the Private Placement Memorandum, appropriately amended or supplemented.

                       E. An Agent or its Representative will obtain the
                          acknowledgement of receipt of the Note by the customer through completion of Stub 2.

                      F. The Paying Agent will send by first class mail Stub 3 to the Company. Periodically, the Paying Agent will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date after giving effect to such transaction.

Settlement Procedures     For offers accepted by the Company (or as provided
     Timetable:           above, an Agent on behalf of the Company), Settlement
                          Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York
                          City time) set forth below.

Settlement                 A  3:00 P.M. on the business day immediately
Procedure                     preceding the day of settlement

                              B-C       2:15 P.M. on day of settlement

                              D-E       3:00 P.M. on day of settlement

                              F         5:00 P.M. on day of settlement

Date of Issuance:          Each Note shall bear an original
                           issue date, which, with respect to
                           any Note (or any portion thereof),
                           shall remain the same for all
                           Notes subsequently issued upon
                           transfer, exchange or substitution
                           of such original Note regardless
                           of the date of issuance of any
                           such subsequently issued Note.

Interest:                  Each Note will bear interest from
                           the original issue date of a Note,
                           or from the most recent interest
                           payment date to which interest has
                           been paid, at an annual rate
                           stated on the face thereof.  Each
                           payment of interest shall include
                           interest accrued through the
                           previous day.  Interest payments
                           will be made semiannually on
                           February 1 and August 1 (each an
                           "Interest Payment Date") of each
                           year and at maturity or upon
                           redemption, subject to certain
                           exceptions.  Interest, other than
                           interest due at maturity or upon
                           redemption, will be payable to the
                           person in whose name the Note is
                           registered at the close of
                           business on the fifteenth day of
                           the calendar month next preceding
                           the Interest Payment Date falls
                           (each a "Record Date").  However,
                           the first payment of interest on
                           any Note originally issued between
                           a Record Date and an Interest
                           Payment Date will be made on the
                           Interest Payment Date following
                           the next succeeding Record Date.
                           Interest at maturity or upon
                           redemption will be payable to such
                           person to whom the payment of
                           principal is payable.  The date of
                           original issue of each Note will
                           be the date of its authentication.
                           The date of authentication of each
                           Note will be the settlement date.
                           Interest (including payments for
                           partial periods) will be
                           calculated on the basis of a 360-
                           day year of twelve 30-day months.

Payments of Principal      The Paying Agent will pay the principal amount of
     and Interest:         each Note at maturity or upon redemption upon
                           presentment of the Note. Such payment, together with payment of interest due at maturity or upon redemption for such Note, will be made in funds available for immediate use by the Noteholder. Notes presented to the Paying Agent will be marked as cancelled. All interest payments (other than interest due at maturity or upon redemption) will be made by check mailed to the person entitled thereto as provided above; provided that a holder of $1,000,000 or more in aggregate principal amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Paying Agent received not later than the Record Date prior to the Interest Payment Date.
                           The Paying Agent will be responsible for withholding taxes on interest paid if it is required by applicable law to so withhold.

Failure to Settle:         If a purchaser shall fail to accept delivery of and
                           make payment for any Note, the Agent will notify the Paying Agent and the Company by telephone confirmed in writing, and return the Note to the Paying Agent.
                           Upon the Paying Agent's receipt of the Note from such Agent, the Company will promptly return to such Agent an amount of immediately available funds equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by such Agent. Such return will be made on the settlement date if possible, and in any event not later than the business day following the settlement date. An Agent shall use its best efforts to deliver such Note to the Paying Agent forthwith.
                           The Company agrees to reimburse such Agent on an equitable basis for its loss of the use of funds during the period when such funds were credited to the account of the Company. An Agent will not be entitled to any commission with respect to any Note that the purchaser does not accept or pay for.

                           Immediately upon receipt of the Note in respect of which the failure occurred, the Paying Agent will make appropriate entries in its records and mark the Note as cancelled and destroy the Note.

Suspension of              The Company may instruct each Agent to suspend
Solicitation:              solicitation of offers to purchase Notes at any
                           time. Upon receipt of at least one business day"s prior notice from the Company, the Agents will forthwith suspend solicitation until such time as the Company has advised it that solicitation of such offers may be resumed.

                           In the event that at the time the Company suspends solicitation of offers there shall be any offers outstanding for settlement, the Company will promptly advise each Agent and the Paying Agent whether such offers may be accepted and settled and whether copies of the Private Placement Memorandum as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which be made in the event that the Company determines that such offers may not be accepted and settled or that copies of such Private Placement Memorandum may not be so delivered.

Authenticity of            The Company will cause the Paying Agent to furnish
  Signatures:              the Agents from time to time with the specimen
                           signatures of each of the Paying Agent's officers, employees or agents who have been authorized by the Paying Agent to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Paying Agent on any Note.

Payment of Selling         The Company agrees to pay each Agent a commission in
Commissions and            the form of a discount equal to a percentage (set
     Expenses:             forth as Exhibit A to the Private Placement
                           Agreement) of the principal of each Note sold by the Company as a result of a solicitation made by such Agent and, to the extent described in the Private Placement Agreement the Agent's expenses in connection therewith.